As filed with the Securities and Exchange Commission on April 30, 2015

Registration No. 333-201283

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

 BiondVax Pharmaceuticals Ltd.

(Exact name of Registrant as specified in its charter)

State of Israel	2836	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

14 Einstein Street
Nes Ziona, Israel 74036
(+972) (8) 930-2529
(+972) (8) 930-2531 (facsimile)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware
(302) 738-6680
(302) 738-7210 (facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ilan Gerzi, Adv. Tammy Zoppo, Esq. Pearl Cohen Zedek Latzer Baratz One Azrieli Center, Round Tower, 18th Floor Tel-Aviv 6702101, Israel +972 (3) 607-3777 +972 (3) 607-3778 (facsimile)

David Gitlin, Esq.
Greenberg Traurig, P.A.
2700 Two Commerce Square
2001 Market Street
Philadelphia, PA 19103
(215)-988-7850
(215)-717-5202
(facsimile)

Victor F. Semah, Esq.
Greenberg Traurig, P.A.
333 Southeast 2nd Avenue
Miami, FL 33131
(305) 579-0500
(305) 579-0717
(facsimile)

	Gregory Sichenzia, Esq. Gary Emmanuel, Esq. Jeff Cahlon, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, NY 10006 (212) 930 9700 (212) 930-9725 (facsimile)	Ronen Kantor, Esq. Kantor & Co. 12 Abba Hillel Silver Rd. Ramat Gan, Israel 52506 (+972) (3) 613-3371 (+972) (3) 613-3372 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory NOTE

This Amendment is filed solely to file Exhibits 5.1, 5.2, 23.2 and 23.3 and to reflect such filings in the Index to Exhibits. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, or 9 of Part II of the Registration Statement.

Item 8.    Exhibits and Financial Statement Schedules.

(a) The Exhibit Index is hereby incorporated herein by reference.

(b) Financial Statement Schedules.

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Registrant's consolidated financial statements and related notes thereto.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nes Ziona, State of Israel on April 30, 2015.

BiondVax Pharmaceuticals Ltd.

By:	/s/ Ron Babecoff
Name: Ron Babecoff
Title: Chief Executive Officer

By:	/s/ Uri Ben Or
Name: Uri Ben Or
Title: Chief Financial Officer

3

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on April 30, 2015, in the capacities indicated:

Name	Title	Date

/s/ Ron Babecoff	Chief Executive Officer and Director	April 30, 2015
Ron Babecoff	(Principal Executive Officer)

/s/ Uri Ben Or	Chief Financial Officer	April 30, 2015
Uri Ben Or	(Principal Financial Officer & Principal Accounting Officer)

*	Chief Scientific Officer	April 30, 2015
Tamar Ben Yedidia	(Principal Scientific Officer)

*	Chairman of the Board	April 30, 2015
Avner Rotman

*	Director	April 30, 2015
Rami Epstein

*	Director	April 30, 2015
Moshe Many

*	Director	April 30, 2015
George H. Lowell

*	Director	April 30, 2015
Jack Rosen

*	Director	April 30, 2015
Irit Ben Ami

*	Director	April 30, 2015
Liora Katzenstein

* By: Ron Babecoff
Ron Babecoff Attorney-in-fact

4

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of BiondVax Pharmaceuticals Ltd. has signed this registration statement in the city of Newark, the State of Delaware, on April 30, 2015.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi, Managing Director
Title:	Authorized Representative

5

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1†	Form of Underwriting Agreement.

3.1*	Articles of Association of BiondVax Pharmaceuticals Ltd. (unofficial English translation from Hebrew original).

4.1**	Form of Deposit Agreement between BiondVax Pharmaceuticals Ltd., The Bank of New York Mellon as Depositary, and owners and holders from time to time of ADSs issued thereunder.

4.2**	Specimen American Depositary Receipt (included in Exhibit 4.1).

4.3*	Specimen Certificate for Ordinary Shares.

4.4**	Form of Representative ADS Purchase Warrant (included in Exhibit 1.1).

4.5†	Form of ADS Warrant Agent Agreement (included in Exhibit 1.1)

5.1	Opinion of Pearl Cohen Zedek Latzer Baratz, Israeli counsel to BiondVax Pharmaceuticals Ltd., (including consent).

5.2	Opinion of Pearl Cohen Zedek Latzer Baratz, LLP to BiondVax Pharmaceuticals Ltd., (including consent).

10.1*	License Agreement, entered into on March 16, 2005 and effective as of July 31, 2003, by and between Yeda of the Weizman Institute and BiondVax Pharmaceuticals Ltd.

10.2*	Reverse Equity Pricing Agreement dated November 13, 2013, by and between YA Global Investments L.P. and BiondVax Pharmaceuticals Ltd.

10.3*	Consortium Agreement effective as of October 1, 2013, between Rijksuniversiteit Groningen, Department of Pharmacoepidemiology & Pharmacoeconomics, Academisch Ziekenhuis Groningen, Department of Medical Microbiology, Molecular Virology Section, Academisch Ziekenhuis Groningen, Trial Coordination Center, PepTcell Ltd, United Kingdom, BiondVax Pharmaceuticals Ltd, Nes Ziona, Retroscreen Virology LtD., Medicines and Healthcare products Regulatory Agency, Statens Serum Institut, SSI-Adjuvant, Statens Serum Institut, SSI-DNA Vac, Copenhagen, Országos Epidemiológiai Központ, NASJONALT FOLKEHELSEINSTITUTT, Div. Infectious Disease Control, Robert Koch Institute RKI, Goeteborgs Universitet, Mucosal Immunobiology and Vaccine Centre, and Isconova AB.

10.4*	BiondVax Pharmaceuticals Ltd. 2005 Israeli Share Option Plan.

10.5*	Management Services Agreement dated April 1, 2007, between BiondVax Pharmaceuticals Ltd. and Ron Executive Ltd., together with the amendment thereto dated May 20, 2012.

10.6*	Employment Agreement dated March 15, 2005, between BiondVax Pharmaceuticals Ltd. and Dr. Tamar Ben Yedidia.

10.7*	Service Agreement dated June 20, 2007, between BiondVax Pharmaceuticals Ltd., CFO Direct and Uri Ben Or.

10.8*	Form of negotiable Option (unofficial English translation from Hebrew original).

10.9*	Form of Indemnification Letter (unofficial English translation from Hebrew original).

10.10*	Summary of the Lease Agreement dated November 1, 2005, together with the addendums thereto dated November 27, 2009, August 18, 2010, July 3, 2011 and January 2012 (unofficial English translation from Hebrew original).

10.11*	Addendum to Employment Agreement dated April 1, 2012, between BiondVax Pharmaceuticals Ltd. and Dr. Tamar Ben Yedidia.

6

Exhibit No.	Exhibit Description

10.12*	Addendum to Service Agreement dated August 31, 2014, between BiondVax Pharmaceuticals Ltd., CFO Direct and Uri Ben Or.

10.13*	Employment Agreement dated August 31, 2014, between BiondVax Pharmaceuticals Ltd. and Uri Ben Or.

10.15*	Letter of appointment of Prof. Michel Revel to BiondVax Pharmaceuticals Ltd.’s Scientific Advisory Board dated February 14, 2005.

10.16*	Letter of appointment of Prof. Ruth Arnon to BiondVax Pharmaceuticals Ltd.’s Scientific Advisory Board dated February 7, 2005, together with the amendment thereto dated December 29, 2005.

10.17**	Summary of 2015 addendum to the Lease Agreement dated November 1, 2005, as amended (unofficial English translation from Hebrew original).

10.18**	Form of indemnification and exculpation agreement to directors and office holders approved by the general shareholders meeting on March 1, 2015.

23.1†	Consent of Kost Forer Gabbay & Kasierer, Certified Public Accountant (Isr.), a member of Ernst & Young Israel.

23.2	Consent of Pearl Cohen Zedek Latzer Baratz, Israeli counsel to BiondVax Pharmaceuticals Ltd., (included in Exhibit 5.1).

23.3	Consent of Pearl Cohen Zedek Latzer Baratz, counsel to BiondVax Pharmaceuticals Ltd., (included in Exhibit 5.2).

24.1*	Power of Attorney (included on the signature pages of the registration statement on Form F-1 filed with the SEC on December 29, 2014).

*	Previously filed as an exhibit to the Registration Statement on Form F-1 filed with the SEC on December 29, 2014, which exhibit is incorporated herein by reference.

**	Previously filed as an exhibit to Amendment No. 1 to the Registration Statement on Form F-1 filed with the SEC on April 6, 2015, which exhibit is incorporated herein by reference.

†	Previously filed as an exhibit to Amendment No. 3 to the Registration Statement on Form F-1 filed with the SEC on April 28, 2015, which exhibit is incorporated herein by reference.

7